Exhibit 5(b)(i)

Squire Patton Boggs (US) LLP
200 South Biscayne Boulevard, Suite 3400
Miami, Florida 33131

O +1 305 577 7000
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squirepattonboggs.com

May 18, 2023

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

We have acted as counsel to Florida Power & Light Company, a Florida corporation (the “Company”), in connection with the issuance and sale by the Company of $500,000,000 aggregate principal amount of its 4.45% Notes, Series due May 15, 2026 (the “Notes”), issued under the Indenture (For Unsecured Debt Securities), dated as of November 1, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

We have participated in the preparation of or reviewed (1) Registration Statement Nos. 333-254632, 333-254632-01 and 333-254632-02 (the “Registration Statement”), which Registration Statement was filed jointly by the Company, NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc. with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (2) the prospectus dated March 23, 2021 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated May 15, 2023 (the “Prospectus Supplement”) relating to the Notes, both such Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act; (3) the Indenture; (4) the corporate proceedings of the Company with respect to the Registration Statement, the Indenture and the Notes; and (5) such other corporate records, certificates and other documents (including a receipt executed on behalf of the Company acknowledging receipt of the purchase price for the Notes) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Notes are legally issued, valid, and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors' rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

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Squire Patton Boggs (US) LLP	May 18, 2023

In rendering the foregoing opinion, we have assumed that the certificates representing the Notes conform to the specimen examined by us and that the Notes have been duly authenticated, in accordance with the Indenture, by the Trustee under the Indenture and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the references to us in the Base Prospectus under the caption “Legal Opinions,” to the references to us in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission by the Company on or about May 18, 2023, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the laws of the States of Florida and New York and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon an opinion of even date herewith addressed to you by Morgan, Lewis & Bockius LLP, New York, New York. As to all matters of Florida law, Morgan, Lewis & Bockius LLP is hereby authorized to rely upon this opinion as though it were rendered to Morgan, Lewis & Bockius LLP.

Respectfully submitted,

/s/ Squire Patton Boggs (US) LLP

SQUIRE PATTON BOGGS (US) LLP

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